Exhibit 99.1

May 7, 2019 20:01 UTC

Paysign, Inc. Reports Record First Quarter 2019 Revenues and Net Income

First Quarter 2019 Revenue up 55.4%, Net Income up 111.3% and Adjusted EBITDA increased 121.5% compared to the same period in 2018.

HENDERSON, Nev.--(BUSINESS WIRE)-- Paysign, Inc. (NASDAQ: PAYS), a vertically integrated provider of innovative prepaid card programs and processing services for corporate, consumer and government applications, today reported financial results for the first quarter ended March 31, 2019.

Financial Highlights

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Revenue for the first quarter ended March 31, 2019 was $7,257,290, an increase of 55.2% percent compared to $4,676,320 for the same period last year. The increase in revenue is attributable to continued growth with our existing programs, and the addition of new card programs.

•	Gross profit increased 68.3% to $3.8 million or 52.0% of revenues, compared to $2.2 million or 48.0% of revenue in first quarter 2018. Gross margin increased primarily driven by the addition of higher margin card programs.

•	Total operating expenses were $3.0 million compared to $2.9 million in the prior quarter, and to $1.8 million first quarter 2018. The increase compared to the same period the prior year is primarily attributable to increases in leadership and staffing, investments in infrastructure, and increased stock-based compensation.

•	Net Income was $871,671, an increase of 111.3% compared to $412,548 in the same period prior year. Basic and fully diluted earnings per share were $.02 versus $.01 the prior year.

•	Non-GAAP Adjusted EBITDA was $1,717,479, an increase of 121.5% compared to $775,387. Non-GAAP EPS was $.04 as compared to $.02 the prior year.

•	Our revenue conversion rate of gross dollar volume loaded on cards for the quarter was 3.79% or 379 bps compared to 3.68% or 368 bps the same period the prior year.

Management Commentary

“We are very pleased with our first quarter operating and financial performance, delivering record first quarter earnings and net profit,” said Mark ewcomer, Chief Executive Officer, Paysign. “Our results exceeded our expectations, as we continue to execute on all fronts. Our non-Pharma business has continued its growth trajectory, and our new Pharma clientele are beginning to materially contribute to revenues and earnings, as expected.”

“During the first quarter we continued to have strong results across the board,” commented Dan Henry, Chairman, Paysign. “We continue to execute on our strategic initiatives. As we look ahead, we remain focused on long-term profitability, sustainable performance and maximizing shareholder value.”

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“As anticipated, we experienced a solid expansion of our gross and net margins, benefitting from higher margin industry mix and the beginnings of improved operating leverage,” stated Mark Attinger, Chief Financial Officer, Paysign.

Financial Guidance

The Company’s full year financial guidance for 2019 remains unchanged.

Conference Call

A conference call and live webcast is scheduled for 5:00pm ET, and will be available for at least 90 days at paysign.com. For more information click here.

About Paysign, Inc.

Paysign, Inc. (NASDAQ: PAYS) is an experienced and trusted prepaid debit card payment solutions provider and integrated payment processor with over 2.5 million cardholders in its portfolio. Paysign designs and develops payment solutions, prepaid card programs, and customized payment services for consumer, corporate and public sector applications.

Paysign’s corporate incentive prepaid cards are changing the way corporations reward, motivate, and engage their current and potential customers, employees, and agents. Paysign’s customizable solutions offer significant cost savings while improving brand recognition and customer loyalty. For over 15 years, healthcare companies, major pharmaceutical companies, multinationals, prestigious universities, and social media companies have relied on Paysign to provide state of the art prepaid payment programs tailored to their unique requirements. Paysign® is a registered trademark of 3PEA Technologies, Inc. in the United States and other countries. For more information visit us at www.paysign.com or follow us on LinkedIn, Twitter and Facebook.

Forward-Looking Statements

Certain statements in this news release may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans and objectives of the companies, are forward-looking statements that involve risks and uncertainties. There is no assurance that such statements will prove to be accurate, and actual results and future events could differ materially. Paysign undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events, or otherwise.

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PAYSIGN, INC.

CONSOLIDATED STATEMENTS OF INCOME

FOR THREE MONTHS ENDED MARCH 31, 2019 AND 2018

(Unaudited)

	For the three months ended March 31,
	2019	2018
Revenue	$7,257,290	$4,676,320
Cost of revenues	3,482,136	2,433,210
Gross profit	3,775,154	2,243,110

Operating expense
Depreciation & amortization	333,761	246,038
Selling, general & administrative	2,704,949	1,579,019
Total operating expenses	3,038,710	1,825,057

Income from operations	736,444	418,053

Other income/ (expense)
Other (expense)	–	(28,000)
Interest income	119,173	20,600
Total Other Income/ (expense)	119,173	(7,400)

Income before noncontrolling interest	855,617	410,653
Income tax benefit	(15,490)	–

Net Income before income tax benefit and noncontrolling interest	871,107	410,653
Net loss attributable to non-controlling interest	564	1,895

Net income attributable to Paysign, Inc.	$871,671	$412,548

Net income per common share - basic	$0.02	$0.01
Net income per common share - fully diluted	$0.02	$0.01

Weighted average common shares outstanding - basic	46,961,079	44,990,765
Weighted average common shares outstanding - fully diluted	54,508,835	50,880,765

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PAYSIGN, INC.

CONSOLIDATED BALANCE SHEETS

MARCH 31, 2019 and DECEMBER 31, 2018

(Unaudited)

	March 31,	December 31,
	2019	2018
ASSETS
Current Assets
Cash	$5,211,161	$5,615,073
Cash restricted	45,928,136	26,050,668
Accounts receivable	667,852	337,303
Prepaid expenses and other assets	1,066,357	1,175,241
Total current assets	52,873,506	33,178,285

Fixed assets, net	1,009,359	883,490
Intangible assets, net	2,215,718	2,115,933
Total assets	$56,098,584	$36,177,708

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued liabilities	$579,052	$1,327,497
Customer card funding	45,112,478	25,960,974
Total current liabilities	45,691,530	27,288,471

Total liabilities	45,691,530	27,288,471

Stockholders' equity
Common stock $0.001 par value; 150,000,000 authorized (46,731,912 and 46,440,765 issued and outstanding at March 31,2019 and December 31, 2018, respectively)	46,732	46,441
Additional paid-in-capital	9,266,563	8,620,144
Treasury stock at cost, 303,450 shares	(150,000)	(150,000)
Retained earnings	1,451,253	579,582
Total Paysign, Inc.'s stockholders' equity	10,614,548	9,096,167
Non-controlling interest	(207,494)	(206,930)
Total stockholders' equity	10,407,054	8,889,237

Total liabilities and stockholders' equity	$56,098,584	$36,177,708

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Paysign, Inc. Non-GAAP Measures

To supplement Paysign’s financial results presented on a GAAP basis, we use a non-GAAP measure of Adjusted EBITDA defined as net income less the following cash and non-cash items: interest, taxes, stock-based compensation, amortization and depreciation. We believe this non-GAAP measure helps investors better evaluate our past financial performance and potential future results. Non-GAAP measures should not be considered in isolation or as a substitute for comparable GAAP accounting and investors should read them in conjunction with the Company’s financial statements prepared in accordance with GAAP.

“EBITDA” is defined as earnings before interest, taxes, depreciation and amortization expense. “Adjusted EBITDA” reflects the adjustment to EBITDA to exclude stock-based compensation charges. Adjusted EBITDA is not intended to represent cash flows from operations, operating income (loss) or net income (loss) as defined by U.S. GAAP as indicators of operating performance.

Management cautions that amounts presented in accordance with Paysign’s definition of Adjusted EBITDA or any other non-GAAP measures may not be comparable to similar measures disclosed by other companies because not all companies calculate Adjusted EBITDA and non-GAAP measures in the same manner.

PAYSIGN, INC.

RECONCILIATION OF ADJUSTED EBITDA TO NET INCOME

FOR THREE MONTHS ENDING MARCH 31, 2019 AND 2018

	Three months ended March 31,
	2019	2018
Net income attributable to Paysign, Inc.	$871,671	$412,548
Income tax benefit	(15,490)	–
Interest	(119,173)	(20,600)
Depreciation and amortization	333,761	246,038
EBITDA	1,070,769	637,986
Stock-based compensation	646,710	137,401
Adjusted EBITDA	$1,717,479	$775,387

Non-GAAP EPS - basic	$0.04	$0.02
Non-GAAP EPS - fully diluted	$0.03	$0.02

Contacts

Paysign, Inc.

Jim McCroy, 702-749-7269

Investor Relations

ir@paysign.com

http://www.paysign.com

Source: Paysign, Inc.

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